Summer Infant, Inc. Announces Third Quarter 2011 Results

-- Third Quarter Revenue Increased 27% Year-Over-Year to $63.3 Million

-- Total Debt Reduced by $3.6 Million During the Quarter

WOONSOCKET, RI -- (Marketwire - November 09, 2011) - Summer Infant, Inc. ("Summer Infant" or the "Company") (NASDAQ: SUMR) today announced financial results for the third quarter ended September 30, 2011.

Income Statement
Third quarter 2011 results include certain items that affect the comparability between the corresponding period of 2010, including the following:

  $0.3 million charge related to Hurricane Irene
  $0.5 million charge related to warehouse closure

Net revenues for the third quarter of 2011 increased 27% year over year to $63.3 million from $49.8 million. This growth was driven primarily by an expanded product offering at existing customers and penetration into a larger number of stores within existing customers' networks. The increase in revenue was also driven by strength in several key categories, as the Company continued to successfully diversify its product line. There was approximately $3.4 million of sales in the third quarter from BornFree products; BornFree was acquired on March 24, 2011.

Gross profit for the third quarter of 2011 was $22.0 million, a 23% increase compared to $17.9 million in the third quarter of 2010. Gross margin for the third quarter of 2011 was 34.7%, compared to gross margin of 36.0% in the third quarter of 2010. Third quarter 2011 gross profit includes charges of $0.1 million related to Hurricane Irene. Excluding this charge, adjusted gross margin in the third quarter of 2011 was 34.9%. The decline in gross margin versus the prior year was primarily attributable to higher markdown assistance, higher product costs and a change in product mix. The adjusted Q3 gross margin of 34.9% was approximately 70 basis points higher than Q2 of 2011.

Selling, general and administrative ("SG&A") expenses, excluding depreciation, amortization, and non-cash stock-based compensation expense, were $16.6 million for the third quarter of 2011 compared to $13.2 million for the third quarter of 2010. The increase in SG&A is primarily due to higher variable SG&A, which is the result of the significant increase in revenues in the third quarter. Third quarter 2011 SG&A includes charges of $0.2 million related to Hurricane Irene and $0.5 million related to the closing of the Company's Rhode Island warehouse during the third quarter. Excluding these charges, third quarter 2011 SG&A was $16.0 million, or 25.2% of net revenues, which is an improvement of 130 basis points from the 26.5% in last year's third quarter due to leveraging of fixed costs on higher revenue.

Non-GAAP adjusted EBITDA ("adjusted EBITDA", defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense and $0.8 million relating to the aforementioned charges related to Hurricane Irene and the warehouse closure), increased to $6.1 million in the third quarter of 2011 from $4.8 million in the third quarter of 2010. Adjusted EBITDA margin in the third quarter of 2011 was 9.7%, compared with 9.6% in the third quarter of 2010.

Net income in the third quarter of 2011 was $2.1 million, or $0.11 per share, compared with $2.1 million, or $0.13 per share, in the third quarter of 2010. On a non-GAAP basis, after excluding $0.8 million of pre-tax charges relating to Hurricane Irene and the warehouse closure, the Company's third quarter 2011 adjusted net income was $2.7 million, or $0.15 per diluted share.

Jason Macari, Chairman and Chief Executive Officer of Summer Infant, stated: "We achieved twenty plus percent revenue growth for the 7th consecutive quarter driven by increased consumer demand for our expanded portfolio of juvenile products. Our more established categories like video monitors, bath and gates continue to build on their leadership positions through innovative new product introductions and increased retail penetration. This success has lead to increased placement for several of our newer categories including furniture and nursery products. The strong performance of our top-line helped created meaningful operating expense leverage, offsetting ongoing gross margin pressures. While commodity prices have recently stabilized, the retail environment remains very promotional which did impact our earnings power during the third quarter."

Prodigy Travel System
"The third quarter featured the retail debut of our new Prodigy™ travel system featuring our first ever infant car seat," continued Mr. Macari. "This was a significant new product introduction for the Company after several years of hard work and extensive testing. To receive the prestigious Juvenile Products Manufacturers Association (JPMA) Innovation Award was a great honor and underscores the unique features of our system including our proprietary SmartScreen™ technology and the high level of safety it provides."

Balance Sheet and Cash Flow
As of September 30, 2011, the Company had approximately $1.9 million of cash and $63.8 million of debt on the balance sheet. Total debt as of September 30, 2011 has decreased $3.6 million from June 30, 2011 and $6.4 million since March 31, 2011 driven by positive cash flow from operations.

Outlook
Mr. Macari stated, "We now expect full year 2011 revenue to exceed the high-end of our previous range of $240-245 million and earnings per share to be around the low-end of our previous range of $0.55-$0.61. This guidance takes into account our third quarter performance and the continuation of current trends, but does not incorporate the impact of the one-time charges we have detailed year-to-date and any additional non recurring items which we may incur in the fourth quarter. Gross margins over the remainder of the year are projected to remain under pressure due primarily to continued high levels of markdowns and other retail-related costs, coupled with cost increases from higher commodity prices and higher wage rates in China compared to the same period a year ago. SG&A as a percent of sales improved 210 basis points during the first nine months of 2011 compared to the same period last year, and we anticipate it will continue to be favorable versus the fourth quarter 2010 as a percent of sales."

"As we look out to next year we are excited about our product pipeline and the level of placement we have received from our network of retail partners. We are looking forward to relaunching the BornFree feeding line and the debut of our next generation baby monitor, which will allow parents to view their children via an encrypted internet feed. We believe 2012 will be another year of solid growth and expect to again experience meaningful expense leverage. This will help offset ongoing cost pressures which will limit gross margin expansion sequentially over the next several quarters."

Conference Call Information
Summer Infant, Inc. will host a conference call today, Wednesday, November 9, 2011 at 4:30 p.m. Eastern Time, to discuss financial results for its third quarter ended September 30, 2011. This call is being webcast and can be accessed by visiting the Investor section of our website at www.summerinfant.com. Investors may also listen to the call via telephone by dialing (719) 325-4824 (confirmation code: 6918641). In addition, a telephone replay will be available by dialing (858) 384-5517 (confirmation code: 6918641) through November 23, 2011, at 11:59 p.m. Eastern Time.

About Summer Infant, Inc.
Based in Woonsocket, Rhode Island, the Company is a designer, marketer and distributor of branded durable juvenile health, safety and wellness products (for ages 0-3 years), which are sold principally to large U.S. retailers. The Company currently sells proprietary products in a number of different categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, nursery products, booster and potty seats, infant bedding, bouncers, travel accessories, highchairs, swings, nursery furniture and car seats.

Use of Non-GAAP Financial Information
This release includes presentations of non-GAAP adjusted EBITDA ("Adjusted EBITDA"), which is defined herein as income before interest and taxes plus depreciation, amortization, non-cash stock-based compensation expenses, and other items the Company believes to be non-recurring, including BornFree deal fees and transition costs, accrual related to prior year duties owed on a particular item, the settlement of an intellectual property dispute, and the charges related to Hurricane Irene and the closure of its Rhode Island warehouse. The Company believes that the presentation of Adjusted EBITDA provides useful information to investors as it indicates more clearly the ability of the Company's assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. Adjusted EBITDA is commonly used as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. The Company provides reconciliations of Adjusted EBITDA and any other non-GAAP financial measures in its press releases of historical performance. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements
Certain statements in this release that are not historical fact may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believes," "estimate" and similar expressions, and include statements regarding the impact on the Company of governmental warnings related to infant sleep positioners, the expected demand for our products, the effect of increased costs to manufacture our products, our customers' expectations regarding margins, our ability to implement our growth strategy, our ability to gain market share and to develop new products, and our expected results for fiscal 2011 and 2012. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the concentration of our business with retail customers; our ability to compete in its industry; our dependence on key personnel; our reliance on foreign suppliers; the effect of currency devaluation on our costs; the costs associated with pursuing and integrating strategic acquisitions; and other risks as detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this presentation.

                             Summer Infant, Inc.
              Consolidated Statements of Operations (unaudited)
         (amounts in thousands of US dollars, except per share data)

                                   Three Months Ended    Nine Months Ended
                                     September 30,         September 30,
                                    2011       2010       2011       2010
                                 ---------- ---------- ---------- ----------

Net revenues                     $   63,342 $   49,800 $  182,803 $  143,399
Cost of goods sold                   41,347     31,854    120,895     90,022
                                 ---------- ---------- ---------- ----------
  Gross profit                       21,995     17,946     61,908     53,377
Selling, general, and
 administrative expenses             16,641     13,189     47,542     39,469
Depreciation and amortization         1,562      1,414      4,646      3,897
Non-recurring deal fees                ----       ----      1,415       ----
Non cash stock-based compensation
 expense                                335        159        837        498
                                 ---------- ---------- ---------- ----------
  Income before interest         $    3,457 $    3,184 $    7,468 $    9,513
Interest expense, net                   774        454      2,096      1,135
                                 ---------- ---------- ---------- ----------
  Income before taxes            $    2,683 $    2,730 $    5,372 $    8,378
Provision for income taxes              604        652      1,209      2,346
                                 ---------- ---------- ---------- ----------
  Net income                     $    2,079 $    2,078 $    4,163 $    6,032
                                 ---------- ---------- ---------- ----------

Earnings per diluted share       $     0.11 $     0.13 $     0.23 $     0.37
                                 ========== ========== ========== ==========

Shares used in fully diluted EPS
 (in 000's)                          18,366     16,525     17,833     16,361

See "Reconciliation of GAAP
 Measures to Non GAAP Measures"
 for additional details on the
 Statement of Operations.

                             Summer Infant, Inc.
                         Consolidated Balance Sheet
                    (amounts in thousands of US dollars)

                                                    Unaudited
                                                September 30,   December 31,
                                                         2011           2010

Cash and cash equivalents                      $        1,923 $        1,138
Trade receivables, net                                 55,756         46,693
Inventory                                              43,798         45,853
Property and equipment, net                            15,940         14,958
Goodwill and other intangibles, net                    87,959         65,120
Other assets                                            5,041          4,233
                                               -------------- --------------
    Total assets                               $      210,417 $      177,995
                                               ============== ==============

Current portion of long-term debt              $          512 $        1,256
Accounts payable, accrued expenses and other
 liabilities                                           53,347         48,315
Long term debt, less current portion                   63,259         51,963
                                               -------------- --------------
    Total liabilities                                 117,118        101,534

Total stockholders' equity                             93,299         76,461
                                               -------------- --------------
  Total liabilities and stockholders' equity   $      210,417 $      177,995
                                               ============== ==============

                             Summer Infant, Inc.
            Reconciliation of GAAP Measures to Non-GAAP Measures
               (In thousands, except share and per share data)
                                 (Unaudited)

The Company prepares and reports its financial statements in accordance with
U.S. Generally Accepted Accounting Principles ("GAAP").  Internally,
management monitors the operating performance of its business using non-GAAP metrics similar to those below. These non-GAAP measures exclude the effects of the charges related to re-labeling video monitors, warehouse closing costs, charges related to Hurricane Irene, deal-related fees and transition costs related to the Born Free acquisition, additional duties owed to
Customs, and the Breathable Baby lawsuit for the three and nine months ended
September 30, 2011. In management's opinion, these non-GAAP measures are important indicators of the continuing operations of our business and provide better comparability between reporting periods because they exclude items that may not be indicative of current period results and provide a better baseline for analyzing trends in our operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader's understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.

Non-GAAP
 Reconciliations

                   3 months         3 months     9 months         9 months
                    ended            ended        ended            ended
                  September        September    September        September
                   30, 2011         30, 2010     30, 2011         30, 2010
                 -----------      -----------  -----------      -----------
GAAP gross
 profit               21,995           17,946       61,908           53,377
  Charges
   related to
   customs issue                                       500  (1)
  Charges
   related to
   Hurricane
   Irene                 115  (5)                      115  (5)
  Charges
   related to
   intellectual
   property
   dispute                                             150  (2)
                 -----------      -----------  -----------      -----------
Non-GAAP gross
 profit               22,110           17,946       62,673           53,377
                 ===========      ===========  ===========      ===========
  As % of Net
   Sales               34.91%           36.04%       34.28%           37.22%

GAAP selling,
 general and
 administrative
 expense              16,641           13,189       47,542           39,469
  Charges
   related to
   intellectual
   property
   dispute                                            (199) (2)
  Charges
   related to
   Hurricane
   Irene                (170) (5)                     (170) (5)
  Charges
   related to
   warehouse
   closure              (482) (6)                     (482) (6)
  Charges
   related to
   video monitor
   re-labeling                                        (211) (3)
                 -----------      -----------  -----------      -----------
Non-GAAP
 selling,
 general and
 administrative
 expense              15,989           13,189       46,480           39,469
                 ===========      ===========  ===========      ===========
  As % of Net
   Sales               25.24%           26.48%       25.43%           27.52%

                   3 months         3 months     9 months         9 months
                    ended            ended        ended            ended
                  September        September    September        September
                   30, 2011         30, 2010     30, 2011         30, 2010
                 -----------      -----------  -----------      -----------

GAAP income
 before interest       3,457            3,184        7,468            9,513
  Depreciation
   and
   amortization        1,562            1,414        4,646            3,897
  Non-cash stock
   compensation
   expense               335              159          837              498
  Charges
   related to
   customs issue                                       500  (1)
  Charges
   related to
   intellectual
   property
   dispute                                  -          349  (2)           -
  Charges
   related to
   Hurricane
   Irene                 285  (5)                      285  (5)
  Charges
   related to
   warehouse
   closure               482  (6)                      482  (6)
  Charges
   related to
   video monitor
   re-labeling             -                -          211  (3)           -
  Born Free deal
   fees and
   transition
   costs                                    -        1,415  (4)           -
                 -----------      -----------  -----------      -----------
Non-GAAP
 Adjusted EBITDA       6,121            4,757       16,193           13,908
                 -----------      -----------  -----------      -----------

                   3 months         3 months     9 months         9 months
                    ended            ended        ended            ended
                  September        September    September        September
                   30, 2011         30, 2010     30, 2011         30, 2010
                 -----------      -----------  -----------      -----------

GAAP Income
 before income
 taxes                 2,683            2,730        5,372            8,378
  Charges
   related to
   video monitor
   re-labeling                              -          211  (1)           -
  Charges
   related to
   customs issue                            -          500  (2)           -
  Charges
   related to
   intellectual
   property
   dispute                                  -          349  (3)           -
  Charges
   related to
   Hurricane
   Irene                 285  (5)                      285  (5)
  Charges
   related to
   warehouse
   closure               482  (6)                      482  (6)
  Born Free deal
   fees and
   transition
   costs                                    -        1,415  (4)           -
                 -----------      -----------  -----------      -----------
Non-GAAP net
 income before
 income taxes          3,450            2,730        8,614            8,378
  Tax expense            776              652        1,938            2,346
                 -----------      -----------  -----------      -----------
Non-GAAP net
 income                2,674            2,078        6,676            6,032
                 ===========      ===========  ===========      ===========
Non-GAAP net
 income per
 diluted share   $      0.15      $      0.13  $      0.37      $      0.37
                 ===========      ===========  ===========      ===========

(1) This adjustment relates to estimated additional duties owed to US
Customs as a result of an internal review by the Company.

(2) This adjustment relates to legal costs and inventory writedowns related to a lawsuit brought by a competitor which claimed the Company infringed upon certain intellectual property; the total charge was $349.

(3) This adjustment relates to costs associated with the video monitor re-
labeling project that was undertaken in order to better educate consumers as to the safety issues associated with electric cords in the nursery.

(4) This adjustment relates to deal fees related to the Company's acquisition of BornFree on March 24, 2011, and transition costs associated with the integration, including severance, lease terminations, and other costs.

(5) This adjustment relates to costs incurred due to the impact of Hurricane
Irene, which hit the east coast during the last week of August.

(6) This adjustment relates to costs associated with the closure of the
Company's distribution center in Rhode Island.

Contact:

Joe Driscoll
Chief Financial Officer
Summer Infant, Inc.
(401) 671-6922

or

Brendon Frey
ICR
(203) 682-8200
Brendon.frey@icrinc.com